EXHIBIT 10.7


                              CONSULTING AGREEMENT


1. The Consulting Agreement is effective as of August 2, 2007 between MEDIVISOR, INC. (the "Company"), and Furshpan Associates, an independent consulting firm.

     It is expressly agreed and understood that:

          a. , hereinafter referred to as the "Consultant", will provide consulting services to the Company, acting on behalf of FA.

          b. As a consultant, Mr. Furshpan Associates is an employee of the Company. FA is supplying the Company with FA's Internal Revenue Service identification number, which is ___________ for the registration of Stock.

2. Consultant shall perform such services as mutually agreed upon by the parties and as outlined in this Agreement and in the Appendix attached hereto.

3. Consultant and FA agree that neither will enter into any agreement with any firm that is in direct competition with the Company during the term of this Agreement.

4. It is also understood that FA, through Furshpan Associates, will provide such services as may reasonably be requested by Medivisor to secure
     additional   financing  and  otherwise  organize  the  Company's  financial affairs.

5. Consultant represents to the Company that the Consultant does not have any agreement to provide consulting services to any other party, firm, or company in the same field of endeavor that may be considered directly competitive to the Company on matters relating to the scope of this consultancy, and will not enter into any such agreement during the term of this Agreement without written permission from the Company.

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6.   Either  party may  disclose  to the other  party any  information  that the disclosing party would normally freely disclose to the other members of the community at large, whether by publication, by presentation at seminars, or in informal discussions.

     The parties will, from time to time, in connection with work contemplated under this Agreement, disclose confidential information to each other ("Confidential Information.") Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of two (2) years from receipt thereof.

     Confidential Information that the recipient may acquire pertains to the discloser's processes, equipment, programs, developments, or plans that is both (a) disclosed or made known by the disclosure, and (b) identified in writing as "proprietary". The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the Company.

     Confidential Information does not include information that is or later becomes available to the public through no breach of this Agreement by the recipient; is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; is already in the possession of the recipient on the date this Agreement becomes effective; is independently developed by the recipient; or is required to be disclosed by law, government, regulation, or court order. In addition, Confidential Information does not include information generated by the Consultant unless the information is generated as a direct result of the performance of consulting services under this Agreement and is not otherwise generated in the normal course of the Consultant's activities.


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     FA will not voluntarily produce any materials  pertaining to the Company to any third party not authorized by the Company. However, it is acknowledged that FA is free to produce such materials to any third person that there is a direction to do so by what is reasonably believed to be a court of competent jurisdiction. If subpoenas are served, FA will notify the Company of such service, and it will be the responsibility of the Company or its representatives to make any applications to vacate such portions as may be appropriate and to object to the production of those materials. It is understood that FA will abide by whatever rulings are made by any court in these matters.

7. This Agreement shall be for a term of ONE year, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant. Termination of the Agreement, it shall not affect: (a) the Company's obligation to pay for services previously performed by the Consultant; and (b) reasonable out-of-pocket expenses incurred by Consultant.

8. The relationship created by this Agreement shall be that of the independent contractor. Consultant shall have no authority to bind the Company to any agreement or contract. Written notices pursuant to this Agreement shall be made to each party at the following addresses, unless otherwise informed in writing of a change thereto:

           Medivisor, Inc.                        Furshpan Associates
           326 Walt Whitman Road                  1150 Sunrise Hwy
           Huntington Station, NY  11746          Bay Shore, NY 11706
           Tel:  886-373-6525                     (631) 665-1158


9. This Agreement replaces all previous discussions relating to the subject matter hereof and constitutes the entire agreement between the Company and FA. This Agreement may not be modified in any respect by any verbal statement. Any changes must be made by written documents signed by Dino Luzzi on behalf of the Company and by Furshpan Associates on behalf of FA. It is agreed between the parties that the signed Appendix (Appendix A) is part of this Agreement.


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10.  In the event that a disagreement develops that the parties cannot arbitrate
     between   themselves,   then  the  matter  shall  be  referred  to  binding
     arbitration  by  an  arbitrator   appointed  by  the  American  Arbitration
     Association. His/her decision will be binding, with no right of appeal. It is agreed that the parties will share equally the cost of said arbitration but that the prevailing party shall be entitled to recover reasonable attorney's fees.

11. The signatures below indicate that the individuals are authorized to enter into this Agreement.

     IN WITNESS HEREOF, the parties have executed this Agreement effective August 02, 2007:



/s/ BERNARD FURSHPAN                           /s/ DINO LUZZI
____________________________________           _________________________________
Bernard Furshpan                               Dino Luzzi, Chairman and CEO, for
Furshpan Associates Inc.                       Medivisor, Inc.


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                                   APPENDIX A


The Company and Bernard Furshpan have further agreed to the following:

A. Medivisor agrees to pay to Bernard Furshpan a fee of: (a) 10% for the money raised in a best effort for the period of 90 days in shares of its common stock. If there is a need for a significant additional time commitment, Bernard Furshpan will notify the Company, and discuss suitable adjustment to the base fee. The expiration date of this Agreement will be August 2008, unless extended by both parties in accordance with section 11 of the Agreement.

B. It is expressly understood that the Company and Bernard Furshpan agree not to raise over $1,500,000 and that the sale of such shares will be as per the Lock Up/Leak agreement as described in the attachment.

C. The signatures, as indicated below, indicate that the individuals are authorized to enter into, and hereby approve this Appendix.

D. Medivisor also agrees to pay Bernard Furshpan 25,000 in restricted stock for P.R. work. Such certificates will be issued September 1st, 2007.



/s/ BERNARD FURSHPAN                           /s/ DINO LUZZI
____________________________________           _________________________________
Bernard Furshpan                               Dino Luzzi, Chairman and CEO, for
Furshpan Associates Inc.                       Medivisor, Inc.